Exhibit 10.2

March 20, 2007

Edwards Lifesciences LLC

One Edwards Way

Irvine, California 92614

Attention:  General Counsel

Gentlemen:

As you know, Edwards Lifesciences LLC (“Edwards”), PLC Systems Inc. (“PLC Parent”) and PLC Medical Systems, Inc. (“PLC”) are parties to the following agreements:

A.            A certain Distribution Agreement (the “Distribution Agreement”), dated as of January 9, 2001, as amended, pursuant to which Edwards has agreed to distribute and sell the carbon dioxide laser system and related accessories described therein and manufactured by PLC;

B.            A certain Shareholders Agreement (the “Shareholders Agreement”), dated as of January 9, 2001, as amended, pursuant to which the parties have set forth their agreement concerning certain governance matters of PLC Parent as well as certain matters relating to Edwards’ ownership and disposition of certain shares of PLC Parent capital stock;

C.            A certain Manufacturing License Agreement (the “Manufacturing License Agreement”), dated as of January 9, 2001, as amended, pursuant to which PLC licensed certain manufacturing rights to Edwards; and

D.            A certain Securities Purchase Agreement (the “Securities Purchase Agreement”), dated as of January 7, 2001, pursuant to which Edwards purchased shares of the Common Stock and warrants of PLC Parent.

Edwards, PLC and PLC Parent have agreed that it is in their respective best interests for Edwards to assign the Distribution Agreement to Novadaq Corp., a Delaware corporation (“Novadaq”), as set forth herein, and to terminate the other agreements referenced above.

Accordingly, we have agreed as follows:

I.    Distribution Agreement

1)              PLC hereby consents to the assignment by Edwards to Novadaq of the Distribution Agreement and all rights thereunder, including the appointment of Edwards as PLC’s exclusive independent distributor described in Section 2.1 thereof, all as more fully set forth in the Assignment and Assumption Agreement entered into on March 20, 2007 by and among Edwards, PLC Parent, PLC, and Novadaq Corp.  Each of Edwards and PLC hereby expressly agrees that following such assignment, except as expressly set forth herein, neither party shall have any liability or continuing obligation to the other on account of the Distribution Agreement and that Edwards has no right to revert to its rights under the Distribution Agreement.  Attached hereto on Schedule A is a list of the agreements between Edwards and Novadaq Corp. and their respective affiliates relating to such assignment.  Edwards represents and warrants that (a) it has not assigned to any person any rights under the Distribution Agreement. Without limitation, Edwards represents and warrants that it has not appointed any secondary or sub-distributor to sell the Products (as defined in the Distribution Agreement).

2)              The provisions of Sections 7.1, 7.2, 7.3, 7.5 and 7.6 (insofar as they relate to transactions prior to the closing) and Sections 9.2, 9.3, 9.4, 10.2, 11.1 and 11.15 of the Distribution Agreement shall survive the assignment of the Distribution Agreement. For purposes of clarification, Sections 7.1, 7.2, 7.3, 7.5 and 7.6 of the Distribution Agreement shall terminate for all purposes other than insofar as they relate to transactions prior to the closing.

II.           Shareholders Agreement

3)              The Shareholders Agreement is hereby terminated, and each of the parties thereto hereby expressly agrees that, except as expressly set forth herein, no party shall have any liability or continuing obligation to the other on account of such agreement.  Without limiting the foregoing, Edwards, PLC Parent and PLC agree that the foregoing termination shall also apply to provisions which state that they shall survive the termination of the Agreement.   Edwards represents and warrants that it has not assigned to any person any rights under the Shareholders Agreement.  Notwithstanding the above, Articles VI and VII of the Shareholders Agreement shall survive such termination; provided, however, that PLC shall have no liability to Edwards or any of its affiliates under Articles VI or VII of the Shareholders Agreement to the extent that any such liability is caused by or arises from (i) the above-referenced assignment of the Distribution Agreement from Edwards to Novadaq, or (ii) Edwards’ failure to vote for a proposal by PLC to move its jurisdiction of incorporation in a future vote of the PLC shareholders.

III.      Manufacturing License Agreement

4)              The Manufacturing License Agreement is hereby terminated, and each of the parties thereto hereby expressly agrees that, except as expressly set forth herein, no party shall have any liability or continuing obligation to the other on account of such agreement.  Without limiting the foregoing, Edwards, PLC Parent and PLC agree that the foregoing termination shall also apply to provisions which state that they shall survive the termination of the Agreement.   Edwards represents and warrants that it has not assigned to any person any rights under the Manufacturing License Agreement.

5)              The provisions of Article IV (Confidentiality) of the Manufacturing License Agreement shall survive the termination of the Manufacturing License Agreement.

IV.       Securities Purchase Agreement

6)              The Securities Purchase Agreement is hereby terminated, and each of the parties thereto hereby expressly agrees that no party shall have any or liability or continuing obligation to the other on account of such agreement.  Edwards represents and warrants that it has not assigned to any person any rights under the Securities Purchase Agreement.

V.            Consideration

7)              In consideration of the assignment of the Distribution Agreement and the termination of the Shareholders Agreement, the Manufacturing License Agreement and the Securities Purchase Agreement and the other covenants of Edwards contained herein, PLC agrees that it shall not, and it shall cause its affiliates to not, for a period of one year after the date hereof, hire or solicit for employment any personnel of Edwards without the prior written consent of Edwards.  In consideration of PLC’s consent to the assignment of the Distribution Agreement and the termination of the Shareholders Agreement, the Manufacturing License Agreement and the Securities Purchase Agreement, Edwards covenants that, commencing on the date hereof and ending thirty (30) months after the date hereof (the “Non-competition Period”), Edwards shall not, and shall cause its affiliates not to, sell any devices in the United States which directly compete with the Products in the field of myocardial revascularization either intraoperative or percutaneous that uses a device-based channeling means (“DBMR”).  Edwards and its affiliates may market and sell medical devices, including, without limitation, products that may be used in connection with revascularization of the heart, as long as such medical devices are not within the field of DBMR and all other medical devices which it is selling or developing as of the date hereof.  Edwards does not currently sell any devices in the field of DBMR.  The obligations in this Paragraph 8 shall terminate upon any Change of Control of Edwards.  For purposes of this Paragraph 8, “Change of Control of Edwards” means (i) Edwards merges or consolidates with any other corporation, partnership or other business entity; or (ii)  Edwards transfers all or substantially all of Edwards’ business or assets to any other corporation, partnership or other business entity (other than, in the case of either clause (i) or (ii), a merger, consolidation or transfer in which the surviving entity is controlled by the same beneficial owners as controlled Edwards prior to such transaction).

8)              Edwards also agrees that it shall not, and it shall cause its affiliates to not, for a period of one year after the date hereof, hire or solicit for employment any personnel of PLC Parent or PLC without the prior written consent of PLC.

VI.       Other

9)              The parties shall cooperate with each other so that each party may issue a press release regarding this letter agreement and the transactions contemplated herein at a time to be mutually agreed or as earlier required by law.  A party shall provide a copy of its press release to the other party at least twenty-four (24) hours prior to the planned release of such press release to permit the other party to review and make non-binding suggestions and comments.

If the foregoing accurately reflects our agreement, please sign in the space provided below.

PLC SYSTEMS INC.

By:	/s/ James G. Thomasch
Name:	James G. Thomasch
Title:	Senior Vice President and Chief Financial Officer

PLC MEDICAL SYSTEMS, INC.

By:	/s/ James G. Thomasch
Name:	James G. Thomasch
Title:	Senior Vice President and Chief Financial Officer

Agreed and accepted as of the date set forth above

EDWARDS LIFESCIENCES LLC

By:	/s/ Bruce P. Garren
Name:	Bruce P. Garren
Title:	CVP, General Counsel

Schedule A

Agreements relating to the Assignment of the Distribution Agreement

1.                                       Asset Purchase Agreement

2.                                       Assignment and Assumption Agreement (Distribution Agreement) in the form of Exhibit A to Asset Purchase Agreement

3.                                       Assignment and Assumption Agreement (Assigned Contracts) in the form of Exhibit B to Asset Purchase Agreement

4.                                       Bill of Sale for Inventory in the form of Exhibit C to Asset Purchase Agreement

5.                                       Transition Services Agreement in the form of Exhibit D to Asset Purchase Agreement

6.                                       Secured Promissory Note in the form of Exhibit G to Asset Purchase Agreement

7.                                       Security Agreement, attached as an exhibit to the Secured Promissory Note